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                                                                    EXHIBIT 11.1



                MIDLAND FINANCIAL GROUP, INC. AND SUBSIDIARIES
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share amounts)





                                                                              March 31
                                                                      -----------------------
                                                                       1996             1995
                                                                      ------           ------
                                                                  (as restated)
Primary:
  Average Shares outstanding                                           5,547            5,347
  Net effect of dilutive stock options and
     warrants - based on the treasury stock
     method using average market price                                    20               97
                                                                     -------           ------
           Common and common equivalent shares                         5,567            5,444
                                                                     =======           ======

Net income (loss)                                                    $(1,650)          $2,609
                                                                     =======           ======

Fully diluted:
  Average shares outstanding                                           5,547            5,347
  Net effect of dilutive stock options and
     warrants - based on the treasury stock
     method using average market price                                    20              115
                                                                     -------           ------

               Common and common equivalents                           5,567            5,462
                                                                     =======           ======

Net income (loss)                                                    $(1,650)          $2,609
                                                                     =======           ======

Per share amount:
Primary:                                                             $  (.29)          $  .48
Fully diluted:                                                       $  (.29)          $  .48

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